 Exhibit 16.1

April 12, 2016

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:	WisdomTree Continuous Commodity Index Fund

WisdomTree Continuous Commodity Index Master Fund

File No. 001-33908

              001-33909

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of WisdomTree Continuous Commodity Index Fund and WisdomTree Continuous Commodity Index Master Fund dated April 12, 2016, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP